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                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11.1

                        Computation of Per Share Earnings

                                      September 30,        October 1,       September 26,      September 27,     September 28,
                                          2001               2000               1999               1998              1997
                                      -------------      ------------      --------------      -------------     -------------
NET (LOSS) INCOME
 (in thousands):
 (Loss) income from continuing
   operations before
   discontinued operations
   and extraordinary item             $   (52,883)       $   (12,650)       $      (759)       $     1,440       $    (1,687)
 Less: Preferred stock
   dividends                                    -                  -                  -                  -              (220)
                                      -----------        -----------        -----------        -----------       -----------
 (Loss) income from continuing
   operations before
   discontinued operations
   and extraordinary item
   attributable to common
   stockholders                           (52,883)           (12,650)              (759)             1,440            (1,907)
 Income from discontinued
   operations                               1,048             59,337              6,279              6,587             2,066
 Extraordinary loss                             -                  -                  -             (5,637)                -
                                      -----------        -----------        -----------        -----------       -----------
 Net (loss) income for basic
   and diluted earnings per
   share                              $   (51,835)       $    46,687        $     5,520        $     2,390       $       159
                                      ===========        ===========        ===========        ===========       ===========
SHARES:
 Weighted average number
   of  shares outstanding for
   basic earnings per share            26,286,148         24,937,364         24,315,992         26,463,084        26,633,930
 Additional shares issuable
   under stock options and
   warrants for diluted
   earnings per share                           -                  -                  -          2,799,052                 -
                                      -----------        -----------        -----------        -----------       -----------
 Weighted average number
   of shares outstanding for
   diluted earnings per
   share                               26,286,148         24,937,364         24,315,992         29,262,136        26,633,930
                                      ===========        ===========        ===========        ===========       ===========
BASIC (LOSS) EARNINGS PER
 SHARE:
 (Loss) income from
    continuing operations             $     (2.01)       $     (0.51)       $     (0.03)       $      0.05       $     (0.07)
 Income from discontinued
    operations                               0.04               2.38               0.26               0.25              0.08
 Extraordinary loss                             -                  -                  -              (0.21)               -
                                      -----------        -----------        -----------        -----------       -----------
 Net (loss) income                    $     (1.97)       $      1.87        $      0.23        $      0.09       $      0.01
                                      ===========        ===========        ===========        ===========       ===========
DILUTED (LOSS) EARNINGS PER
 SHARE:
 (Loss) income from
   continuing operations              $     (2.01)       $     (0.51)       $     (0.03)       $      0.05       $     (0.07)
 Income from discontinued
   operations                                0.04               2.38               0.26               0.22              0.08
 Extraordinary loss                             -                  -                  -              (0.19)                -
                                      -----------        -----------        -----------        -----------       -----------
 Net (loss) income                    $     (1.97)       $      1.87        $      0.23        $      0.08       $      0.01
                                      ===========        ===========        ===========        ===========       ===========
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